EXECUTION COPY

AMENDMENT NO. 1 TO RECEIVABLES SALE AGREEMENT

        This AMENDMENT NO. 1 TO RECEIVABLES SALE AGREEMENT (this “Amendment”), dated as of March 31, 2008 is between GEHL RECEIVABLES II, LLC, a Delaware limited liability company (the “Buyer”) and GEHL COMPANY, a Wisconsin corporation (the “Originator”).

W I T N E S S E T H:

        WHEREAS, the Buyer and the Originator are parties to that certain Receivables Sale Agreement, dated as of March 15, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

        WHEREAS, the Buyer and the Originator have agreed to amend the Agreement on the terms and conditions set forth below;

        NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1.       Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

        2.       Amendment to the Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 6 below, the definition of “Qualified Receivable” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

“Qualified Receivable” means all Specified Receivables identified on the Schedule of Receivables, other than

(i) any Specified Receivable identified to the Originator by the Servicer on or before each Settlement Date occurring after the date that such Specified Receivable came in to existence which, if transferred to the Buyer under this Agreement and to the GFII pursuant to the Purchase and Sale Agreement, would not result in an increase in the Net Receivables Balance on each such Settlement Date); and

(ii) if the Originator has delivered a “No Assignment Notice” (as defined below) to the Buyer, GFII and the Agent on or before the first Settlement Date immediately following the end of any Weekly Period, the Specified Receivables that came into existence during such Weekly Period.

For purposes hereof, a “No Assignment Notice” is a written notice from the Originator addressed to each of the Buyer, GFII and the Agent (i) providing that the Originator will not transfer any of the Specified Receivables that came into existence during the Weekly Period most recently ended to the Buyer under this Agreement and (ii) listing the Specified Receivables that came into existence during such Weekly Period.

        3.       Representations and Warranties of the Originator. In order to induce the Buyer to enter into this Amendment, the Buyer represents and warrants that:

(a) The representations and warranties of Originator set forth in Section 2.1 of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and, there exists no Termination Event or Potential Termination Event on the date hereof, provided that in the case of any representation or warranty in Section 2.1 of the Agreement that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 3(a) shall be made as of such earlier date.

(b) The execution and delivery by the Originator of this Amendment has been duly authorized by proper corporate proceedings of the Originator and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.

        4.       Conditions Precedent. The amendment to the Agreement provided for hereunder shall become effective as of the date above first written upon the Buyer’s receipt of counterparts of this Amendment executed by the Buyer, the Originator, GFII and the Agent.

        5.       Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

        6.       Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement as amended by this Amendment.

        7.       Costs and Expenses. The Originator agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys representing the Buyer and the Buyer’s assigns, which attorneys may be employees of the Buyer or its assigns) incurred by the Buyer and its assigns in connection with the preparation, execution and enforcement of this Amendment.

        8.       CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        9.       Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

GEHL RECEIVABLES II, LLC, as the Buyer
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Treasurer
GEHL COMPANY, as the Originator
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Vice President and Treasurer

Signature Page to
Amendment No. 1 to Receivables Sale Agreement

        For purposes of Section 7.01(b) of the Agreement, the undersigned Agent and Financial Institution and GFII hereby consent to the foregoing Amendment:

JPMORGAN CHASE BANK, N.A., as Agent and the sole Financial Institution
By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Executive Director
GEHL FUNDING II, LLC
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Treasurer

Signature Page to
Amendment No. 1 to Receivables Sale Agreement